UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California 95113

717 Texas Avenue, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (408) 995-5115

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Information

In addition to historical information, this Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning the Calpine’s expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with the ability to successfully implement Calpine’s Plan of Reorganization as confirmed (ii) its ability to implement its business plan; (iii) financial results that may be volatile and may not reflect historical trends; (iv) seasonal fluctuations of results; (v) potential volatility in earnings associated with fluctuations in prices for commodities such as natural gas and power; (vi) its ability to manage liquidity needs and comply with covenants related to Calpine’s existing financing obligations and exit financing; (vii) the direct or indirect effects on the Calpine’s business of its impaired credit including increased cash collateral requirements in connection with the use of commodity contracts; (viii) transportation of natural gas and transmission of electricity; (ix) the expiration or termination of power purchase agreements and the related results on revenues; (x) risks associated with the operation of power plants including unscheduled outages; (xi) factors that impact the output of its geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xii) risks associated with power project development and construction activities; (xiii) its ability to attract, retain and motivate key employees; (xiv) its ability to attract and retain customers and counterparties; (xv) competition; (xvi) risks associated with marketing and selling power from plants in the evolving energy markets; (xvii) present and possible future claims, litigation and enforcement actions; (xviii) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xix) other risks identified from time-to-time in the Company’s annual and quarterly reports and registration statements filed with the SEC, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q. All information set forth in this Report on From 8-K is as of today’s date, and Calpine undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ITEM 1.01	Entry into a Material Definitive Agreement.

Beginning on December 20, 2005, Calpine Corporation (“Calpine”) and 274 of its wholly-owned subsidiaries in the United States (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), commencing the case In re Calpine Corporation, Case No. 05-60200 (BRL) et al. On December 19, 2007, the Bankruptcy Court entered an order (Docket No. 7256) confirming Calpine’s Sixth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code (the “Plan”). On January 31, 2008 (the “Effective Date”), the Plan became effective after each of the conditions precedent to consummation of the Plan enumerated in Article X.B of the Plan were satisfied or waived. On the Effective Date, Calpine consummated certain transactions contemplated by the Plan.

New Credit Facility

On the Effective Date, Calpine entered into a credit agreement (the “New Credit Facility”) provided by a syndicate of banks and other financial institutions led by Goldman Sachs Credit Partners L.P. (“Goldman Sachs”), Credit Suisse Securities (USA), LLC, Deutsche Bank Securities Inc. (“Deutsche Bank”) and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as joint lead arrangers and joint bookrunners, Goldman Sachs, Credit Suisse, Deutsche Bank and Morgan Stanley, as co-documentation agents and as co-syndication agents, General Electric Capital Corporation, as sub-agent for the revolving lenders, and Goldman Sachs, as administrative agent and collateral agent. The New Credit Facility provides for (i) a senior secured term loan facility of approximately $6.0 billion, consisting of approximately $3.9 billion of debtor-in-possession financing converted to exit facility term loans and approximately $2.1 billion of additional exit facility term loans, and (ii) an up to $1.0 billion senior secured revolving loan and letter of credit facility.

Borrowings under the New Credit Facility bear interest at a floating rate, which can be either a base rate, or at Calpine’s option, a LIBOR rate, plus an applicable margin of 1.875% per annum in the case of the base rate loans and 2.875% per annum in the case of the LIBOR loans. The term loan facility requires regularly scheduled quarterly payments of principal equal to 0.25% of the original principal amount of the term loan, with the remaining unpaid amount due and payable at maturity on March 29, 2014. Interest is payable on the last day of the applicable interest period but in no event less often than quarterly. Prepayments of the term loan facility made at Calpine’s election, or required to be made from the proceeds of capital stock or debt issuances by us, in the first two years following the closing of the New Credit Facility shall require the payment of a premium of 2% of the principal amount repaid if repaid in the first year and 1% of the principal amount repaid if repaid in the second.

The obligations under the New Credit Facility are unconditionally guaranteed by certain of Calpine’s direct and indirect domestic subsidiaries (the “Guarantors”) and are secured by a security interest in substantially all of the tangible and intangible assets of Calpine and the Guarantors. The obligations under the New Credit Facility are also secured by a pledge of the equity interests of the direct subsidiaries of each Guarantor, subject to certain exceptions, including exceptions for equity interests in foreign subsidiaries, existing contractual prohibitions and prohibitions under other legal requirements.

The New Credit Facility contains covenants that will limit the ability of Calpine, the Guarantors and certain other subsidiaries to, among other things, incur or guarantee additional indebtedness, incur liens, pay dividends on or repurchase stock, make certain types of investments, restrict dividends or other payments from Calpine’s direct or indirect subsidiaries, enter into transactions with affiliates, sell assets or merge with other companies, or change lines of business. The New Credit Facility also requires compliance with financial covenants that include (i) a maximum ratio of total net debt to EBITDA, (ii) a minimum ratio of EBITDA to cash interest expense, (iii) a maximum ratio of total senior net debt to EBITDA and (iv) maximum capital expenditures.

Calpine will use the borrowings under the New Credit Facility (i) to fund distributions under the Plan, including the repayment of pre-petition second lien debt, (ii) to pay fees and expenses in connection with the New Credit Facility and the transactions occurring on the closing date of the New Credit Facility and (iii) for working capital and general corporate purposes.

This description of the New Credit Facility is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

The Bridge Facility

In addition, in order to finance, in part, the Plan, Calpine borrowed up to $300 million in senior secured bridge loans made available on the Effective Date pursuant to that certain bridge loan facility (the “Bridge Facility”) among Goldman Sachs, Credit Suisse Securities (USA), LLC, Deutsche Bank and Morgan Stanley, as joint lead arrangers and joint bookrunners, Goldman Sachs, Credit Suisse, Deutsche Bank and Morgan Stanley, as co-documentation agents and as co-syndication agents, and Goldman Sachs, as administrative agent and collateral agent. Borrowings under the Bridge Facility shall bear interest at a base rate or a LIBOR rate (at Calpine’s option), plus an applicable margin of 1.875% per annum in the case of the base rate loans and 2.875% per annum in the case of the LIBOR loans, and mature 366 days after the Effective Date. The Bridge Facility shall be required to be prepaid with the net cash proceeds of certain identified asset sales and shall be entitled to ratable prepayment with the New Credit Facility in the event of certain other mandatory prepayment events under the New Facility. Calpine’s and its subsidiaries’ obligations with respect to the Bridge Loan Agreement shall be guarantied by the Guarantors and are secured by liens on the same collateral as the New Credit Facility, on a pari passu basis to the liens securing the New Credit Facility. This description of the Bridge Loan Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 4.2 and is incorporated by reference herein.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 above “Entry into a Material Definitive Agreement” is incorporated to this Item 2.03 by reference.

ITEM 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Plan, upon the filing with the State of Delaware of Calpine’s Amended and Restated Certificate of Incorporation (the “Certificate”), Calpine intends to issue a total of 485 million shares of “reorganized” Calpine’s common stock, par value $0.001 per share (the “New Common Stock”), to holders of allowed claims. Calpine anticipates that it will make initial distributions under the Plan to holders of allowed claims and interests on or before February 10, 2008. Calpine also will reserve 15 million shares for distribution pursuant to the terms of the Calpine Corporation 2008 Management Equity Incentive Plan (the “MEIP”) and the Calpine Corporation 2008 Director Equity Incentive Plan (the “DEIP”), which will be implemented pursuant to the terms of the Plan.

As part of the Plan, Calpine’s old common stock outstanding immediately prior to the Effective Date (the “Old Common Stock”) was cancelled and holders of the Old Common Stock will receive warrants to purchase New Common Stock. These warrants will be for an aggregate of approximately 48.5 million shares of New Common Stock and will have an exercise price of $23.88 per share. Cashless exercises will not be permitted. The warrants will expire on August 25, 2008. The warrants will be distributed to the holders of the Old Common Stock pro rata based on the number of shares of Old Common Stock held at the time of cancellation. Fractional warrants will not be issued. The terms of the warrants will be set forth in a Warrant Agreement to be entered into after the Effective Date.

Calpine will issue the New Common Stock and warrants described above (and the New Common Stock underlying such warrants) pursuant to Section 1145 of the Bankruptcy Code, which exempts the issuance of securities from the registration requirements of the Securities Act of 1933, as amended.

ITEM 3.03 Material Modification to Rights of Security Holders.

On the Effective Date of the Plan, all of the Old Common Stock was cancelled. Accordingly, Calpine intends to file a Form 15 with the Securities and Exchange Commission to terminate the registration of the Old Common Stock.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Plans.

Departing Directors

As of the Effective Date, the following directors have departed Calpine’s Board of Directors in connection with Calpine’s emergence from bankruptcy: Glen H. Hiner, William J. Keese, Walter Revell, George J. Stathakis and Susan Wang. Mr. Keese served as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Revell served as a member of the Audit Committee and the Compensation Committee. Ms. Wang served as the chairman of the Audit Committee and a member of the Executive Committee.

Newly Appointed Directors

In addition, as of the Effective Date, in connection with Calpine’s emergence from bankruptcy, the following individuals are becoming members of Calpine’s Board of Directors by operation of its Plan: Frank Cassidy, Robert C. Hinckley, W. Benjamin Moreland, Denise M. O’Leary, William J. Patterson and J. Stuart Ryan. Mr. Patterson will serve as the Chairman of the Board of Directors.

Robert P. May, David Merritt and Kenneth T. Derr, each a director prior to the Effective Date, shall remain on the Board of Directors following the Effective Date.

Committee Memberships

The following directors are expected to be members of the Audit Committee of the Board of Directors: Robert C. Hinckley, David Merritt (Chairman) and W. Benjamin Moreland.

The following directors are expected to be members of the Compensation Committee of the Board of Directors: Frank Cassidy, Kenneth T. Derr (Chairman) and J. Stuart Ryan.

The following directors are expected to be members of the Nominating/Governance Committee of the Board of Directors: Robert C. Hinckley, Denise M. O’Leary (Chairman) and William J. Patterson.

ITEM 5.03 Amendments to Articles of Incorporation and Bylaws.

In connection with Calpine’s reorganization and emergence from bankruptcy, Calpine adopted the Certificate and the Amended and Restated Bylaws of Calpine (the “Bylaws”), effective as of the Effective Date. The following sets forth a description of the key provisions of the Certificate and Bylaws. This description of the Certificate and Bylaws is qualified in its entirety by reference to the full text of these documents, which are filed as Exhibits 3.1 and 3.2 and is incorporated by reference herein.

Authorized Capital Stock. The total number of shares of all classes of stock that Calpine is authorized to issue is 1,500,000,000 shares, consisting of 100,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”) and 1,400,000,000 shares of New Common Stock.

Dividends. The holders of New Common Stock are entitled to receive dividends, if and when declared payable from time to time by the Board of Directors.

Liquidation. Upon any liquidation, dissolution and/or winding up of Calpine, after all securities ranking senior to the New Common Stock have been paid in full that to which they are entitled, the holders of the then outstanding New Common Stock are entitled to receive, pro rata, the remaining assets of Calpine available for distribution to its stockholders.

Voting Rights. Each outstanding share of New Common Stock of Calpine entitles the holder thereof to one vote on each matter on which stockholders generally are entitled to vote.

Potential Trading Restrictions. The Certificate provides that prior to the fifth anniversary of Calpine’s emergence from bankruptcy, that in the event that both (i) the Market Capitalization (which means, as of any date, Calpine’s then market capitalization calculated using the rolling 30 day weighted average trading price of the New Common Stock) has decreased (as adjusted for any extraordinary dividends, as determined in good faith by the Board) by at least 35% from the Effective Date Market Capitalization (which means Calpine’s market capitalization calculated using the weighted average trading price of the New Common Stock over the 30 day period following the Effective Date, which such market capitalization shall be announced via press release and the filing of a Form 8-K by Calpine promptly after it is determined) and (ii) at least 25 percentage points of “owner shift” has occurred with respect to Calpine’s equity for purposes of Section 382 of the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder (collectively, “Section 382”) since Calpine’s most recent “ownership change” as reasonably determined by Calpine (in consultation with outside counsel) in accordance with Section 382, then the Board shall meet on an expedited basis to determine whether to impose restrictions on the trading of Calpine’s stock in accordance with the provisions of Article VII of the Certificate and to determine the definitive and ancillary terms of such restrictions, so long as such terms are consent with the provisions of Article VII of the Certificate. The principal terms of such trading restrictions:

•

Any acquisition of Calpine’s stock by a person or entity who is not a 5% stockholder of Calpine will be null and void ab initio as to the purchaser to the extent such acquisition causes such person or entity to become a 5% stockholder of Calpine, unless the acquisition of such stock (i) was previously approved in writing by the Board, or (ii) will not result in an increase in an “owner shift” for purposes of Section 382 in excess of any “owner shift” that would have occurred if the seller had sold the same amount of stock through general public market transactions (e.g., because the stock is purchased from another 5% stockholder whose stock acquisition had caused an owner shift) (a “Permitted Acquisition”).

•

Any person or entity that is a 5% stockholder of Calpine shall not be permitted to acquire any additional stock of Calpine without the prior written consent of the Board, unless the acquisition is a Permitted Acquisition. Any such acquisition of stock that is not a Permitted Acquisition will be null and void ab initio as to the purchaser.

Calpine shall announce by press release and the filing of a Form 8-K if its Board shall determine that trading restrictions are no longer required, or if the trigger provisions are no longer satisfied; provided, however, that if trading restrictions shall be imposed following a decline in the value of Calpine’s market capitalization, any increase in the value of Calpine’s stock shall not result in the lapse of such trading restrictions unless such increase (determined on a weighted average 30 day trading period) shall be at least 10% greater than the trigger price.

Other. The New Common Stock is not convertible into, or exchangeable for, any other class or series of Calpine’s capital stock. Holders of the New Common Stock have no preemptive or other rights to subscribe for or purchase additional securities of Calpine. The Certificate contains no sinking fund provisions or redemption provisions with respect to the New Common Stock. There is no classification of the Board of Directors.

Preferred Stock. The Certificate authorizes the issuance of 100,000,000 shares of Preferred Stock. The Board is authorized to provide for the issuance of shares of Preferred Stock in one or more series, and to fix for each series voting rights, if any, designation, preferences and relative, participating, optional or other special rights and such qualifications, limitations, or restrictions as provided in a resolution or resolutions adopted by the Board. The purpose of authorizing the Board to issue Preferred Stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions, future financings, and other corporate purposes, may have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock of Calpine.

Effect of Delaware Anti-Takeover Statute. Pursuant to the Certificate, Calpine is subject to Section 203 of the Delaware General Corporation Law, an anti takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a merger or other business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

(i) prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to certain exclusions; or

(iii) on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the Delaware General Corporation Law defines an “interested stockholder” as:

(i) any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation;

(ii) any entity or person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three year period prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

(iii) the affiliates or associates of any such entities or persons.

The provisions of Section 203 of the Delaware General Corporation Law described above could have the following effects on Calpine, among others:

(i) delaying, deferring or preventing a change in control;

(ii) delaying, deferring or preventing the removal of existing management;

(iii) deterring potential acquirers from making an offer to the stockholders of Calpine; and

(iv) limiting any opportunity of stockholders of Calpine to realize premiums over prevailing market prices of the New Common Stock in connection with offers by potential acquirers.

This could be the case even if a majority of Calpine’s stockholders might benefit from a change of control or offer.

Other Anti-Takeover Provisions. Calpine’s Certificate and the Bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares of New Common Stock held by stockholders. In addition, these provisions may adversely affect the prevailing market price of the New Common Stock. These provisions are summarized in the following paragraphs.

No Stockholder Action by Written Consent. The Certificate and Bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and preclude stockholders from initiating or effecting any action by written consent in lieu of a meeting and thereby taking actions opposed by the Board of Directors.

Special Meetings of Stockholders. The Bylaws provide that special meetings of Calpine’s stockholders may be called only by the Chairman of the Board of Directors, by order of a majority of the whole Board of Directors or by holders of New Common Stock holding a majority of the outstanding New Common Stock entitled to vote generally in the election of directors and who meet the eligibility requirements set forth in Rule 14a-8(b) of the Securities Exchange Act 1934, as amended. Stockholders will not be permitted to call a special meeting or to request the Board of Directors to call a special meeting.

Advance Notice Procedures. The Bylaws contain an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given Calpine’s corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Authorized but Unissued Shares. Calpine’s authorized but unissued shares of New Common Stock and Preferred Stock will be available for future issuance without stockholder approval, subject to the rules and regulations of The New York Stock Exchange. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of the New Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Number of Directors. The Bylaws provide that the Board of Directors of Calpine shall consist of nine members.

Removal of Directors. The Bylaws provide that any director or the Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Vacancies on the Board of Directors. The Bylaws provide that vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

Quorum at Meeting of Stockholders. The Bylaws provide that the holders of record of at least a majority of the outstanding shares of capital stock entitled to vote or act at such meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business, but less than a quorum shall have power to adjourn any meeting until a quorum shall be present.

Stock Certificates. The shares of capital stock of Calpine shall be represented by certificates unless the Board of Directors shall by resolution or resolutions provide that some or all of any or all classes or series of stock of Calpine shall be uncertificated shares of stock. Every holder of stock represented by a certificate shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of Calpine owned by such stockholder.

Limitation of Personal Liability of Directors. The Certificate provides that a director of Calpine shall not be personally liable to Calpine or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

Indemnification of Officers and Directors. The Bylaws provide that Calpine shall indemnify any director or “executive officer” (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended), and may indemnify any employee or agent of Calpine who is not a director or executive officer, who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of Calpine, or is or was serving at the request of Calpine in such capacities, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Calpine, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In addition, the Bylaws provide that such indemnification shall be to the fullest extent permitted by law; provided, however, that, except with respect to proceedings to enforce rights to indemnification, Calpine shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. Calpine may also enter into agreements with any such person for the purpose of providing for such indemnification.

The indemnification permitted by the Bylaws shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise.

Pursuant to the Bylaws, Calpine shall have power to purchase and maintain insurance on behalf of any person who is or was a director, executive officer, employee or agent of the corporation.

ITEM 7.01	Regulation FD Disclosure.

On January 31, 2008, Calpine issued a press release in connection with its emergence from bankruptcy. Exhibit 99.1 to this Current Report on Form 8-K contains the press release.

ITEM 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Calpine Corporation

3.2	Amended and Restated Bylaws of Calpine Corporation

4.1	Credit Agreement, dated as of January 31, 2008 among Calpine Corporation, Goldman Sachs Credit Partners L.P., Credit Suisse, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as co-documentation agents and as co-syndication agents, General Electric Capital Corporation, as sub-agent for the revolving lenders, Goldman Sachs Credit Partners L.P., as administrative agent and as collateral agent and each of the financial institutions from time to time party thereto

4.2	Bridge Loan Agreement, dated as of January 31, 2008 among Calpine Corporation, Goldman Sachs Credit Partners L.P., Credit Suisse, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as co-documentation agents and as co-syndication agents, Goldman Sachs Credit Partners L.P., as administrative agent and as collateral agent and each of the financial institutions from time to time party thereto

99.1	Press Release dated January 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President and
Chief Accounting Officer
Date: February 1, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Calpine Corporation

3.2	Amended and Restated Bylaws of Calpine Corporation

4.1	Credit Agreement, dated as of January 31, 2008 among Calpine Corporation, Goldman Sachs Credit Partners L.P., Credit Suisse, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as co-documentation agents and as co-syndication agents, General Electric Capital Corporation, as sub-agent for the revolving lenders, Goldman Sachs Credit Partners L.P., as administrative agent and as collateral agent and each of the financial institutions from time to time party thereto

4.2	Bridge Loan Agreement, dated as of January 31, 2008 among Calpine Corporation, Goldman Sachs Credit Partners L.P., Credit Suisse, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as co-documentation agents and as co-syndication agents, Goldman Sachs Credit Partners L.P., as administrative agent and as collateral agent and each of the financial institutions from time to time party thereto

99.1	Press Release dated January 31, 2008